UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2007

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 23, 2007, Sunstone Hotel Partnership, LLC, a wholly owned subsidiary of Sunstone Hotel Investors, Inc. (“Parent” or the “Company”) in its capacity as Borrower, and certain indirect wholly owned subsidiaries of the Company in their respective capacity as Subsidiary Guarantors, entered into a Second Letter Amendment (the “Second Amendment”) to the Revolving Credit Agreement (the “Credit Agreement”), dated as of July 17, 2006 (as amended by the First Letter Amendment (the “First Amendment”), dated as of August 14, 2006; together, the “Amended Credit Agreement”) with the initial Lenders, the Initial Issuing Bank, the Swing Line Bank, Citicorp North America, Inc., as Administrative Agent, Wachovia Capital Markets, LLC, as syndication agent, Calyon New York Branch, as co-syndication agent, Keybank National Association, as documentation agent, and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as joint lead arrangers and joint book running managers. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement, the First Amendment or the Second Amendment, as applicable.

Among other things, the Second Amendment amends the Amended Credit Agreement as follows:

•	The “Applicable Margin” for Base Rate Advances and for Eurodollar Rate Advances is reduced by 25 to 35 basis points from the margin tiers in the Amended Credit Agreement;

•	The initial maturity of the facility is extended by one year to July 17, 2011;

•

The definition of “Leverage Ratio” is amended to mean, at any date of determination, the ratio of (a)(i) Total Debt minus (ii) the amount, if any, of all restricted and unrestricted cash and Cash Equivalents on hand of the Parent and its Subsidiaries to (b) Total Asset Value at such date (The Amended Credit Agreement previously defined “Leverage Ratio” to mean, at any date of determination, the ratio of (a)(i) Total Debt minus (ii) the amount by which (x) the sum of unrestricted cash and Cash Equivalents of the Parent and its Subsidiaries and Available Forward Proceeds exceeds (y) $10,000,000 to (b) EBITDA for the consecutive four quarters most recently ended.);

•

The financial covenant requiring that the Parent maintain a maximum leverage ratio is amended such that (A) at the end of each fiscal quarter of the Parent and (B) on the date of each Advance and the issuance or renewal of any Letter of Credit under the facility, the Leverage Ratio must be less than or equal to 65%; and

•

The financial covenant requiring that dividends declared by the Parent not exceed the Dividend Payout Ratio is eliminated (as used in the Amended Credit Agreement, the “Dividend Payout Ratio” meant, at any date of determination, the ratio, expressed as a percentage, of (a) dividends paid by the Parent to the holders of Equity Interests in the Parent, to (b) Funds From Operations, in each case for the consecutive four fiscal quarters of the Parent most recently ended).

A copy of the Credit Agreement is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2006, and a copy of the First Amendment is attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2006. The Second Amendment will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 30, 2007	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer